UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2018

Y-MABS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38650	47-4619612
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Park Avenue

Suite 3350

New York, New York 10169

(Address of principal executive offices) (Zip Code)

(646) 885-8505

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director.

On December 11, 2018, Dr. Michael Buschle resigned from the Company’s Board of Directors (the “Board”) effective immediately. The resignation of Dr. Buschle was not caused by any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

(d) Election of Director.

Dr. Gérard Ber, PhD

On December 11, 2018, the Board, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Dr. Gérard Ber, PhD to the Board as a Class I Director and to serve on the Company’s Compensation Committee and Nominating and Corporate Governance Committee, effective as of December 11, 2018.

Class I Directors’ terms expire at the 2019 annual meeting of stockholders.

Consistent with the Company’s non-employee director compensation policy, in connection with his appointment as a director, the Company granted Dr. Ber an option to purchase 32,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Global Select Market on December 11, 2018. Dr. Ber will also be eligible for an annual stock option grant to purchase 16,000 shares of the Company’s common stock on the date of the first board meeting held following the Company’s annual stockholders meeting. The exercise price of these stock option awards will be the fair market value of the Company’s common stock on the NASDAQ Global Select Market on the respective dates of grant. Further, Dr. Ber will be eligible to receive annual cash retainer fees of $35,000 for service on the Board, $5,000 for service on the Compensation Committee and $4,000 for service on the Nominating and Corporate Governance Committee (all will be prorated for his service as director during 2018). The Company will also reimburse Dr. Ber for reasonable travel and other related expenses incurred in connection with his service on the Board.

Dr. Ber has entered into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its other non-employee directors.

There is no arrangement or understanding between Dr. Ber and any other person pursuant to which Dr. Ber was elected as a director. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Dr. Ber has a direct or indirect material interest. There are no family relationships between Dr. Ber and any of the directors or officers of the Company or any of its subsidiaries.

The Board has determined that Dr. Ber is an independent director in accordance with applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market.

On December 11, 2018, the Company issued a press release regarding the appointment of Dr. Ber and the resignation from the Board by Dr. Buschle. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 11, 2018 issued by Y-mAbs Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Y-MABS THERAPEUTICS, INC.

Date: December 11, 2018	By:	/s/ Thomas Gad
Thomas Gad
Founder, Chairman, President and Head of Business Development